                                                                      Exhibit 21

                        SUBSIDIARIES OF THE REGISTRANT
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
                            State or Jurisdiction            Ownership
        Name                  of Incorporation               Percentage
        ----                ---------------------            ----------

Vintage Gas, Inc.                  Oklahoma                      100

Vintage Marketing, Inc.            Oklahoma                      100

Vintage Pipeline, Inc.             Oklahoma                      100

Vintage Petroleum
  International, Inc.              Oklahoma                      100

Vintage Oil Argentina, Inc.
  (formerly BG Argentina,
   S.A.)                           Cayman Islands                100

Cadipsa S.A.                       Republic of Argentina          96.8

Vintage Petroleum
  Argentina, Inc.                  Cayman Islands                100

Vintage Petroleum
  Ecuador, Inc.                    Cayman Islands                100

VPI Exploration &
  Production Ltd.                  Alberta, Canada               100

Vintage Petroleum Bolivia, Ltd.
 (formerly Shamrock Ventures
 (Boliviana) Ltd.)                 Bermuda                       100
